Exhibit 10.6

NEENAH PAPER

SUPPLEMENTAL RETIREMENT
CONTRIBUTION PLAN

NEENAH PAPER SUPPLEMENTAL RETIREMENT

CONTRIBUTION PLAN

TABLE OF CONTENTS

ARTICLE I	INTRODUCTION
1.1	Establishment of the Plan
1.2	Background
1.3	Purpose
1.4	Type of Plan
1.5	Effective Date

ARTICLE II	DEFINITIONS
2.1	Account
2.2	Affiliate
2.3	Beneficiary
2.4	Board
2.5	Change of Control
2.6	Code
2.7	Company
2.8	Distribution Date
2.9	Earnings
2.10	Effective Date
2.11	Employee
2.12	Employer
2.13	ERISA
2.14	Excess Contribution
2.15	Excess Benefit
2.16	Investment Funds
2.17	Participant
2.18	Participating Employer
2.19	Plan
2.20	Plan Administrative Committee
2.21	RCP
2.22	RCP Contribution
2.23	Retirement Date
2.24	Spouse
2.25	Supplemental Benefit
2.26	Supplemental Contribution
2.27	Termination of Employment
2.28	Year of Service

ARTICLE III	ELIGIBILITY
3.1	Eligibility for Excess Benefit

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3.2	Eligibility for Supplemental Benefit

ARTICLE IV	CONTRIBUTIONS, INVESTMENT AND VESTING
4.1	Establishment of Accounts
4.2	Company Contributions
4.3	Investment Elections
4.4	Investment Changes
4.5	Account Credit
4.6	Valuation of Accounts
4.7	Vesting

ARTICLE V	DISTRIBUTIONS
5.1	Eligibility to Receive a Distribution
5.2	Form of Benefit Payment
5.3	Limitations on the Annual Amount Paid to a Participant
5.4	Tax Withholding
5.5	Commencement of Payments
5.6	Recipients of Payments; Designation of Beneficiary

ARTICLE VI	PLAN ADMINISTRATIVE COMMITTEE
6.1	Plan Administrative Committee
6.2	Committee Membership
6.3	Powers
6.4	Organization and Procedures
6.5	Rules and Decisions
6.6	Authorization of Payments
6.7	Books and Records
6.8	Perpetuation of the Plan Administrative Committee
6.9	Claims Procedure
6.10	Allocation or Reallocation of Responsibilities
6.11	Service of Process

ARTICLE VII	Miscellaneous
7.1	Funding
7.2	Amendment and Termination
7.3	Termination of RCP
7.4	Effect of Plan
7.5	Offset
7.6	Amounts Payable
7.7	Rights and Obligations
7.8	Notice
7.9	Governing Law

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7.10	Assignment of Rights
7.11	Liability
7.12	Coordination with RCP
7.13	Plan Sponsor

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NEENAH PAPER

SUPPLEMENTAL RETIREMENT CONTRIBUTION PLAN

ARTICLE I

INTRODUCTION

1.1           Establishment of the Plan.  Neenah Paper, Inc. (the “Company”) hereby establishes a supplemental retirement benefit plan for certain Employees, to be known as the Neenah Paper Supplemental Retirement Contribution Plan (the “Plan”), as set forth in this document.

1.2           Background.  Effective as of November 30, 2004 (the “Distribution Date”), a spinoff of the Company, then a subsidiary of Kimberly-Clark Corporation, was effectuated by the distribution of Company shares to Kimberly-Clark Corporation’s shareholders.  In connection with the spinoff transaction, the Company agreed to establish a supplemental benefit plan similar to the Kimberly-Clark Corporation Retirement Contribution Plan Excess Program for the benefit of certain employees who were hired by the Company.

1.3           Purpose.  In recognition of the valuable services provided to the Company, and its Affiliates, by its employees, the Board wishes to provide additional retirement benefits to those individuals whose benefits under the Neenah Paper Retirement Contribution Plan (the “RCP”) are restricted by the operation of the provisions of the Code.  It is the intent of the Company to provide these benefits under the terms and conditions hereinafter set forth.

1.4           Type of Plan.  This Plan is intended to encompass two types of benefit: (i) an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, as such, to be exempt from all of the provisions of ERISA pursuant to Section 4(b)(5) thereof; and (ii) a nonqualified supplemental retirement plan, which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company, pursuant to Sections 201, 301 and 401 of ERISA and, as such, exempt from the provisions of Parts II, III and IV of Title I of ERISA.

1.5           Effective Date.  The effective date of the Plan is December 1, 2004.

ARTICLE II

DEFINITIONS

Each term that is used in this Plan and also used in the RCP shall have the same meaning herein as the RCP.  Notwithstanding the above, for purposes of this Plan, where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below unless the context clearly indicates otherwise:

2.1           Account.  The individual account established pursuant to Article IV of this Plan to credit Excess Contributions or Supplemental Contributions.

2.2           Affiliate.  The Company and any company, person or organization which, on the date of determination, (A) is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control with (within the meaning of Code section 414(c)) the Company; (C) is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company; or (D) is otherwise required to be aggregated with the Company pursuant to Code section 414(o) and regulations promulgated thereunder.

2.3           Beneficiary.  The person or persons who, under this Plan, become entitled to receive a Participant’s interest in the event of the Participant’s death.

2.4           Board.  The Board of Directors of the Company.

2.5           Change of Control.  A Change of Control shall be deemed to have taken place if:

(A)          Acquisition of Substantial Percentage.  The acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section, the following acquisitions shall not constitute a Change in Control:  (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.5(C) hereof;

(B)           Change in Majority of Board Members.  During any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(C)           Reorganization, Merger or Consolidation.  Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of Directors of the Company resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Affiliates) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section) at the time of the execution of the initial Participation Agreement or of the action of the Board providing for such Business Combination; or

(D)          Liquidation or Dissolution.  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.6           Code.  The Internal Revenue Code for 1986, as amended from time to time, and as construed and interpreted by valid regulations and rulings issued thereunder.

2.7           Company.  Neenah Paper, Inc., a Delaware corporation.

2.8           Distribution Date.  November 30, 2004, the date upon which a spinoff of the Company, then a subsidiary of Kimberly-Clark Corporation, was effected through the distribution of Company shares to Kimberly-Clark Corporation’s shareholders.

2.9           Earnings.  Earnings shall have the same meaning herein as under the RCP; provided, however, that for the purposes of this Plan, the limitations on compensation provided under Code Section 401(a)(17) shall not apply.  Notwithstanding the foregoing, Earnings shall not include any remuneration paid to a Participant after payment of such individual’s Account commences in accordance with Section 5.5 following the Participant’s Termination of Employment.

2.10         Effective Date.  December 1, 2004, or with respect to a particular Affiliate, such later date as of which the Plan Administrative Committee deems such Affiliate to be a Participating Employer in the Plan.

2.11         Employee.  A common law employee of an Employer, as reflected in the payroll records of the Employer.

2.12         Employer.  The Company and each Affiliate that the Plan Administrative Committee shall from time to time designate as a Participating Employer for purposes of the Plan.

2.13         ERISA.  The Employee Retirement Income Security Act of 1974, as amended from time to time, and as construed and interpreted by valid regulations and rulings issued thereunder.

2.14         Excess Contribution.  The amount contributed for a Participant under the Excess Benefit portion of the Plan that would have been contributed for such a Participant under the RCP if it were not for the limitation on benefits imposed by Section 415 of the Code; such amount shall be calculated using Earnings as defined in this Plan, but only to the extent that such amount exceeds such limitations.

2.15         Excess Benefit.  The benefit provided under this Plan for Participants whose RCP Contributions to the RCP are limited solely by Code Section 415.

2.16         Investment Funds.  The phantom investment funds established under this Plan which will accrue earnings and losses as if the Participant’s Account were invested in the actual Investment Funds as offered under the RCP from time to time.

2.17         Participant.  Any Employee who satisfies the eligibility requirements set forth in Article III for participation in the Plan.  In the event of the death or incompetency of a Participant, the term shall mean the executor or administrator of the Participant’s estate or the Participant’s legal guardian.

2.18         Participating Employer.  An Affiliate that has been approved by the Plan Administrative Committee as an Employer participating in the Plan.

2.19         Plan.  The Neenah Paper Supplemental Retirement Contribution Plan as set forth herein and as amended from time to time.

2.20         Plan Administrative Committee.  The committee appointed by the Board to administer and regulate the Plan as provided in Article VI, which shall be the same committee appointed to administer and regulate the RCP.

2.21         RCP.  The Neenah Paper Retirement Contribution Plan, as amended from time to time.

2.22         RCP Contribution.  Employer contributions made pursuant to the RCP.

2.23         Retirement Date.  The date of Termination of Employment of the Participant on or after he attains age 55 and has completed five (5) Years of Service with the Company.

2.24         Spouse.  The Employee’s husband or wife (as applicable) pursuant to a legal marriage, as defined under the laws of the state of the Employee’s residence.

2.25         Supplemental Benefit.  The benefit established as part of this Plan for Participants whose RCP Contributions to the RCP are limited by the application of the rules or regulations of Code Section 401(a)(4) or the limitations of Code Section 401(a)(17), or whose Earnings are not fully taken into account in determining the Employee’s RCP Contributions to the RCP.

2.26         Supplemental Contribution.  The amount contributed for a Participant under the Supplemental Benefit portion of the Plan that would have been contributed for a Participant under the RCP if it were not for the limitations on benefits imposed by Code Sections 401(a)(17) and/or 401(a)(4), and calculated using Earnings as defined in this Plan, but only to the extent that such amount exceeds the RCP Contributions under the RCP.

2.27         Termination of Employment.  The Participant’s cessation of his employment with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reasons of retirement or death.

2.28         Year of Service.  Year of Service shall have the same meaning herein as under the RCP.

Construction.  Where appearing in the Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise.  The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular Section or subsection.

ARTICLE III

ELIGIBILITY

3.1           Eligibility for Excess Benefit.  An Employee shall participate in the Excess Benefit under this Plan only if:

(A)          such Employee is a Participant in the RCP; and

(B)           such Employee’s RCP Contributions to the RCP are limited solely by Code Section 415.

3.2           Eligibility for Supplemental Benefit.  An Employee shall participate in the Supplemental Benefit under the Plan only if:

(A)          such Employee is a Participant in the RCP;

(B)           the Employee’s RCP Contributions to the RCP are limited by the application of the rules or regulations of Code Section 401(a)(4) and/or the limitations of Code Section 401(a)(17), or whose Earnings are not fully taken into account in determining the Employee’s RCP Contributions to the RCP; and

(C)           such Employee is a member of a select group of management or highly compensated Employees of the Company.

ARTICLE IV

CONTRIBUTIONS, INVESTMENT AND VESTING

4.1           Establishment of Accounts.  The Company shall create and maintain an unfunded individual Account for each Participant eligible to participate in either the Excess Benefit or the Supplemental Benefit, as applicable, to each of which it shall credit the amounts described in this Article IV.

4.2           Company Contributions.  Excess Contributions and Supplemental Contributions, as applicable, shall be made for each Participant on the same terms and conditions, at the same times, and pursuant to the same elections made by the Participant as they would have been if paid under the RCP were it not for Code limitations on benefits or Earnings.

4.3           Investment Elections.  Each Participant’s Excess Contributions, Supplemental Contributions, and Accounts under this Plan shall be considered allocated among the Investment Funds in accordance with the Participant’s actual investment elections under the RCP.

4.4           Investment Changes.  Reallocations between Investment Funds in this Plan shall be considered made according to the Participant’s elections under the RCP.

4.5           Account Credit.  The Company shall credit each Participant’s Account with earnings, gains and losses as if such Accounts were actually invested among the Investment Funds according to the Participant’s elections under the RCP.

4.6           Valuation of Accounts.  In accordance with the provisions regarding the valuation of accounts under the RCP, each Participant’s Account shall be valued and adjusted each business day as if such Participant’s Account was actually invested in the applicable Investment Funds according to the Participant’s elections under the RCP.

4.7           Vesting.  The balance of a Participant’s Account shall become 100% vested at the same time as if the amounts had been credited to the Participant’s Account under the RCP.

ARTICLE V

DISTRIBUTIONS

5.1           Eligibility to Receive a Distribution.

(A)          Retirement Benefit: Subject to Section 5.3 below, upon a Participant’s Retirement Date, he shall be entitled to receive the amount of his Account.  The form of benefit payment, and the time of commencement of such benefit, shall be as provided in Sections 5.2 and 5.5.

(B)           Termination Benefit: Upon the Termination of Employment of a Participant prior to his Retirement Date for reasons other than death, the Company shall pay to the Participant a benefit equal to his Account.

Unless otherwise directed by the Plan Administrative Committee, the benefit payable upon termination shall be payable in a lump sum as a cash distribution as set forth in Section 5.2 following the Participant’s Termination of Employment.  Upon payment following a Termination of Employment, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.

(C)           Death Benefits:  Upon the death of a Participant, the Beneficiary of such Participant shall receive all of the Participant’s remaining Account.  Payment of a Participant’s remaining Account shall be made in accordance with Section 5.2.

(D)          Change of Control:

(1)           If there is a Change of Control, notwithstanding any other provision of this Plan, any Participant who has an Account hereunder shall, following a Change of Control, receive an immediate lump sum payment of the balance of his Account, reduced by a penalty equal to ten percent (10%) of the Participant’s Account as of the last business day of the month preceding the date of the Change of Control.  The ten percent (10%) penalty shall be permanently forfeited and shall not be paid to, or in respect of, the Participant.

(2)           If there is a Change of Control, notwithstanding any other provision of this Plan, any retired Participant, or Beneficiary, who has an Account hereunder shall, following a Change of Control, receive an immediate lump sum payment of the balance of his Account, reduced by a penalty equal to five percent (5%) of the Participant’s Account as of the last business day of the month preceding the date of the Change of Control.  The five percent (5%) penalty of the retired Participant’s or Beneficiary’s Account shall be permanently forfeited and shall not be paid to, or in respect of, the retired Participant or Beneficiary.

5.2           Form of Benefit Payment.  Upon the happening of an event described in Section 5.1, the Company shall pay to the Participant the amount specified therein in a lump sum cash distribution.

5.3           Limitations on the Annual Amount Paid to a Participant.  Notwithstanding any other provisions of this Plan to the contrary, in the event that a portion of the payments due a Participant pursuant to Sections 5.1 (A) -(D) would not be deductible by the Company pursuant to Section 162(m) of the Code, the Company, at its discretion, may postpone payment of such amounts to the Participant until such time that the payments would be deductible by the Company; provided, however, that no payment postponed pursuant to this Section 5.3 shall be postponed beyond the first anniversary of such Participant’s Termination of Employment.

5.4           Tax Withholding.  To the extent required by law, the Company shall withhold any taxes required to be withheld by any Federal, State or local government.

5.5           Commencement of Payments.  Commencement of payments under Section 5.1 (A)-(C) of this Plan from a Participant’s Account shall be payable in the first calendar quarter of the year following the Plan Year in which the Participant terminates employment from the Company for any reason (but in no event earlier than six (6) months following the Participant’s termination of employment).  Commencement of payments pursuant to a Change of Control under Section 5.1 (D) of this Plan from a Participant’s Account shall be as soon as administratively feasible on or after the last business day of the month following a Change of Control event which entitles a Participant or a Beneficiary to payments under this Plan (or such later date as legally required).

5.6           Recipients of Payments; Designation of Beneficiary.  All payments to be made by the Company under the Plan shall be made to the Participant during his lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section.  The Participant may designate a Beneficiary by filing a written notice of such designation with the Plan Administrative Committee in such form as the Plan Administrative Committee requires and may include contingent Beneficiaries.  The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Plan Administrative Committee.  If a married Participant designates a Beneficiary or Beneficiaries other than his Spouse at the time of such designation, such designation shall not be effective (and the Participant’s Spouse shall be the Beneficiary) unless:

(A)          the Spouse consents in writing to such designation;

(B)           the Spouse’s consent acknowledges the effect of such designation, which consent shall be irrevocable; and

(C)           the Spouse executes the consent in the presence of either a Plan representative designated by the Plan Administrative Committee or a notary public.

Notwithstanding the foregoing, such consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrative Committee that such consent cannot be obtained because (i) there is no Spouse; (ii) the Spouse cannot be located after reasonable efforts have been made; or (iii) other circumstances exist to excuse spousal consent as determined by the Plan Administrative Committee.  If no designation is in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the Spouse of the Participant, or if no Spouse is then living, the representatives of the Participant’s estate.

ARTICLE VI

PLAN ADMINISTRATIVE COMMITTEE

6.1           Plan Administrative Committee.  The Company may designate one or more persons to serve on the Plan Administrative Committee to carry out its fiduciary responsibility and authority under the Plan (other than to manage and control Plan assets and investment of the assets) and its duties as the plan administrator.  The members of the Plan Administrative Committee for this Plan shall be the same as the members of the Plan Administrative Committee for the RCP.

6.2           Committee Membership.

(A)          The Plan Administrative Committee shall consist of at least three (3) persons who shall be appointed by and serve at the pleasure of the Board.

(B)           The Board shall have the right to remove any member of the Plan Administrative Committee at any time.  A member may resign at any time by written resignation to the Board.  If a vacancy in the Plan Administrative Committee should occur, a successor may be appointed by the Board.

6.3           Powers.  The Plan Administrative Committee shall have all powers specified in the Plan in addition to all others as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power to construe or interpret the Plan, to determine all questions of eligibility hereunder, to determine the method of payment of any Account hereunder, to adopt rules relating to the giving of timely notice, and to perform such other duties as may from time to time be delegated to it by the Board.  The Plan Administrative Committee may take such voluntary correction action as it considers necessary or appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as a consequence of administrative or operational error, including but not limited to reallocation of plan assets, adjustments in amounts of future payments to Participants or beneficiaries and institution of prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.  The  Plan Administrative Committee may prescribe such forms and systems and adopt such rules and actuarial methods and tables as it deems advisable.  It may employ such agents, attorneys, accountants, actuaries, medical advisors, or clerical assistants (none of whom need be members of the Plan Administrative Committee) as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties both ministerial and discretionary, as it may deem necessary and appropriate.  The compensation of such agents who are not full-time employees of an Employer shall be fixed by the Plan Administrative Committee within limits set by the Board and shall be paid by the Company as determined by the Plan Administrative Committee.

6.4           Organization and Procedures.  The Plan Administrative Committee shall elect one of its members as chairman.  Its members shall serve as such without compensation.  Plan Administrative Committee expenses shall be paid by the Company.  A majority of the Plan Administrative Committee members shall constitute a quorum.  The Plan Administrative Committee may take any action upon a majority vote at any meeting at which a quorum is present, and may take any action without a meeting upon the unanimous written consent of all members.  All action by the Plan Administrative Committee shall be evidenced by a certificate signed by a member of the Plan Administrative Committee.  The Plan Administrative Committee shall appoint a secretary to the Plan Administrative Committee who need not be a member of the Plan Administrative Committee, and all acts and determinations of the Plan Administrative Committee shall be recorded by the secretary, or under his supervision.  All such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

6.5           Rules and Decisions.  The Plan Administrative Committee shall have absolute discretion in carrying out its duties under the Plan and its decisions shall be final and binding.

6.6           Authorization of Payments.  If the Board authorizes the establishment of a trust to serve as the funding vehicle for the benefits described herein, subject to the provisions hereof, it shall be the duty of the Plan Administrative Committee to furnish the trustee of such trust with all facts and directions necessary or pertinent to the proper disbursement of the trust funds.

6.7           Books and Records.  The records of the Employers shall be conclusive evidence as to all information contained therein with respect to the basis for participation in the Plan and for the calculation of Excess Contributions and Supplemental Contributions.  The Plan Administrative Committee shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan.  Such records shall be made available to the Employers and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan.  The Plan Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder.  This provision shall not be construed as imposing upon the Plan Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by any other named fiduciary to whom such responsibilities are delegated by law or by the Plan.

6.8           Perpetuation of the Plan Administrative Committee.  In the event that the Company shall for any reason cease to exist, then, unless the Plan is adopted and continued by a successor, the members of the Plan Administrative Committee at that time shall remain in office until the final termination of the Plan, and any vacancies in the membership of the Plan Administrative Committee caused by death, resignation, disability or other cause, shall be filled by the remaining member or members of the Plan Administrative Committee.

6.9           Claims Procedure.

(A)          Authorized Representative.  A Participant or Beneficiary under the Plan may name an authorized representative to act on his or her behalf under the claims procedures of the Plan, by providing written documentation of such authorization in such form as is acceptable to the Plan Administrative Committee.

(B)           Procedure for Making Initial Claims.  Claims for benefits under the Plan may be made by submitting forms to the Plan Administrative Committee pursuant to procedures established by the Plan Administrative Committee from time to time.

(C)           Review of Claims for Benefits.

(1)           Determination Regarding Initial Claims.  If a claim for Plan benefits is denied, the Plan Administrative Committee shall provide a written notice within 90 days to the claimant that contains (i) specific reasons for the denial, (ii) specific references to Plan provisions on which the Plan Administrative Committee based its denial, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary and (iv) a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

The notice shall also contain a statement that the claimant may (i) request a review upon written application to the Plan Administrative Committee within 60 days, (ii) submit written comments, documents, records and other information relating to the claim, and (iii) request copies of all documents, records, and other information relevant to the claimant’s claim.  If a claim is denied because of incomplete information, the notice shall also indicate what additional information is required.

If additional time is required to make a decision on the claim, the Plan Administrative Committee shall notify the claimant of the delay within the original 90 day period.  This notice will also indicate the special circumstances requiring the extension and the date by which a decision is expected.  This extension period may not exceed 90 days beyond the end of the first 90-day period.

(2)           Appeals.  The claimant may appeal a denied claim by submitting a written request for an appeal review to the Plan Administrative Committee.  The appeal request must, however, be made within 60 days after the claimant’s receipt of notice of the denial of the claim.  Pertinent documents may be reviewed in preparing an appeal, and issues and comments may be submitted in writing.  The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as determined under applicable regulations).  An appeal shall be given a complete review by the Plan Administrative Committee, taking into account all comments, documents, records and other information submitted by the claimant without regard to whether such information was submitted or considered in the initial benefit determination.

The Plan Administrative Committee shall review an appeal of a denied claim no later than the date of the next Plan Administrative Committee meeting immediately following such request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan Administrative Committee’s receipt of a request for review.  If special circumstances require a further extension of time for processing, a benefit determination shall be rendered no later than the third meeting of the Plan Administrative Committee following the Plan Administrative Committee’s receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Plan Administrative Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  The Plan Administrative Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

6.10         Allocation or Reallocation of Responsibilities.  The Plan Administrative Committee may allocate their responsibilities under the Plan among themselves.  Any such allocation, reallocation, or designation shall be in writing and shall be filed with and retained by the secretary of the Plan Administrative Committee with the records of the Plan Administrative Committee.  If applicable, notwithstanding the foregoing, no reallocation of the responsibilities provided in a trust to manage or control the trust assets shall be made other than by an amendment to the trust.

6.11         Service of Process.  The Company shall be the designated recipient of service of process with respect to legal actions regarding the Plan.

ARTICLE VII

MISCELLANEOUS

7.1           Funding.  The Board may, but shall not be required to, authorize the establishment of a trust by the Company to serve as the funding vehicle for the benefits described herein.  In any event, the Company’s obligations hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to any specific assets of the Company.  Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

7.2           Amendment and Termination.  The Company, by action of the Board, shall have the right at any time to amend this Plan in any respect, or to terminate this Plan; provided, however, that no such amendment or termination shall operate to reduce the benefit that has accrued for any Participant who is participating in the Plan nor the payment due to a terminated Participant at the time the amendment or termination is adopted.  Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Company.

7.3           Termination of RCP.  Notwithstanding the foregoing, this Plan shall terminate when the RCP terminates.

7.4           Effect of Plan.  Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, termination pay or other benefit to which he otherwise is or might become entitled to as an Employee or (b) shall be construed as conferring upon an Employee the right to continue in the employ of the Company as an executive or in any other capacity.

7.5           Offset.  If, at the time payments are to be made hereunder, the Participant or the Beneficiary is indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

7.6           Amounts Payable.  Any amounts payable by the Company hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Company for the benefit of its Employees.

7.7           Rights and Obligations.  The rights and obligations created hereunder shall be binding on a Participant’s heirs, executors and administrators and on the successors and assigns of the Company.

7.8           Notice.  Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Plan Administrative Committee.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

7.9           Governing Law.  The Plan shall be construed and governed by the laws of the State of Wisconsin.

7.10         Assignment of Rights.  The rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered.  Any attempt to do so shall be void.

7.11         Liability.  Neither the Company, its Employees, agents, any member of the Board, the plan administrator nor the Plan Administrative Committee shall be responsible or liable in any manner to any Participant, Beneficiary, or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits or the interpretation and administration of this Plan.

7.12         Coordination with RCP.  An application or claim for a benefit under the RCP shall constitute a claim for a benefit under this Plan.

7.13         Plan Sponsor.  The Company is the plan sponsor within the meaning of ERISA.  All actions shall be taken by the Company in its sole discretion, not as a fiduciary, and need not be applied uniformly to similarly situated individuals.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

NEENAH PAPER, INC.

By:

Name:

Title:

Date: